CONTACT:
Liz Zale
DealerTrack, Inc.
(516) 734-3758
liz.zale@dealertrack.com
Jen Malloy
RF|Binder Partners
(212) 994-7542
jen.malloy@rfbinder.com
DEALERTRACK HOLDINGS REPORTS STRONG
FIRST QUARTER FINANCIAL RESULTS
Revenue, EBITDA and Cash EPS Exceed Company’s Estimates
Company Raises Full Year Guidance
Lake Success, NY, May 8, 2006 — DealerTrack Holdings, Inc. (NASDAQ: TRAK) today reported financial results for the three months ended March 31, 2006. Financial highlights for the quarter included the following:
GAAP Results for First Quarter of 2006
•	Revenue for the quarter was $37.9 million, a 63 percent increase from $23.3 million for the first quarter of 2005.

•	GAAP net income for the quarter was $3.4 million, a 66 percent increase from $2.1 million for the first quarter of 2005. GAAP net income for the first quarter of 2006 includes stock-based compensation expense, net of tax, of $0.7 million. $0.4 million of this amount is related to the adoption of SFAS 123(R).

•	GAAP diluted net income per share for the quarter was $0.09, compared with $0.04 for the first quarter of 2005.
Non-GAAP Results for First Quarter of 2006
•	EBITDA for the quarter was $10.7 million, a 62 percent increase from $6.6 million for the first quarter of 2005.

•	Cash net income for the quarter was $6.6 million, a 93 percent increase from $3.4 million for the first quarter of 2005.

•	Diluted cash net income per share for the quarter was $0.18, a significant increase from $0.06 for the first quarter of 2005.
EBITDA is a non-GAAP financial measure that represents GAAP net income before interest, taxes, depreciation and amortization. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation charges (net of taxes), and amortization of acquired identifiable intangibles (net of taxes). Please see “Non-GAAP Financial Measures” for a further discussion of EBITDA, cash net income and diluted cash net income, and refer to Attachment 4 of this press release for a reconciliation of non-GAAP financial measures to GAAP financial measures.
“Our results for our first full quarter as a public company exceeded our expectations,” said Mark O’Neil, DealerTrack’s chairman and chief executive officer. “We are pleased with the continued growth in both transaction and subscription revenue. Transaction volume for the sub-prime market sector was unusually robust in the final weeks of the quarter, which we believe partly reflects the ongoing trend toward electronic filing of tax returns and the use of those refunds for vehicle purchases. With revenue stronger than forecast, we were able to produce excellent bottom-line results.”
Business Statistics
There were 21,794 active dealers in the DealerTrack network as of March 31, 2006, an 8 percent increase from 20,109 a year earlier. The number of active financing sources in the DealerTrack network as of March 31, 2006, was 214 (including nine captives), up 95 percent from 110 a year ago. Transactions processed through the DealerTrack network for the first quarter were approximately 15.7 million, a 36 percent increase from approximately 11.6 million transactions processed through the network for the first quarter of 2005. The number of subscriptions in the network as of March 31, 2006, was 16,438, a 67 percent increase from 9,825 a year earlier. The average number of subscriptions per dealer in the network was 0.75, a 54 percent increase from 0.49 in the first quarter of 2005.
Other first quarter activity
Strategic highlights of the first quarter included the introduction of several new products. We launched SalesMaker™, a profit management system that integrates and enhances prior versions of DealerTrack’s sales and financing tools, and two new compliance products — DealWatch™ and ExactID™. A total of eight providers have been signed to the DealerTrack Aftermarket Network™, an extension of the DealerTrack platform that will connect dealers with aftermarket product and service providers. The company also acquired the assets of DealerWire®, a provider of inventory analytics solutions that we believe will further enhance DealerTrack’s end-to-end sales and finance solution and its value proposition for dealers. DealerWire is a recent example of our strategy of acquiring technology that positions us to significantly grow revenue.
Following the end of the first quarter, DealerTrack announced its acquisition of the assets of Global Fax L.L.C., a leading provider of business process outsourcing solutions to the automotive finance industry. Global Fax’s services include document scanning, storage, data entry and retrieval.

O’Neil commented, “By adding Global Fax’s capabilities to our existing eContracting solution, we can now enable our financing source customers to receive 100 percent of their retail automotive contracts in a digital format. This streamlines their contract processing operations and facilitates a completely digital back-end process. We believe this holistic contracting solution creates greater efficiencies for our financing source and dealer customers.”
DealerTrack also updated guidance for its 2006 financial performance, which includes the impact of the Global Fax acquisition.
Expected GAAP Results for full year 2006
•	Revenue for 2006 is expected to be between $155 million and $160 million.

•	GAAP net income for 2006 is expected to be between $16 million and $17 million.

•	GAAP diluted net income per share for 2006 is expected to be between $0.43 and $0.46, based on a weighted average of 36.7 million diluted common shares outstanding for 2006.
Expected Non-GAAP Results
•	EBITDA for the year is expected to be between $46 million and $48 million.

•	Cash net income for the year is expected to be between $26 million and $27 million.

•	Diluted cash net income per share is expected to be between $0.71 and $0.74, based on a weighted average of 36.7 million diluted common shares outstanding for 2006.
O’Neil concluded, “We continue to execute well within our integrated business model. Organic growth is the primary driver of the business, with strategic acquisitions also adding new products and services that we can leverage using our network. We are steadily adding dealers, financing sources and other third parties to our network, expanding our product offerings, and successfully cross-selling to more of our dealer customers. As indicated by the completion of the DealerWire and Global Fax transactions, there are still numerous opportunities for DealerTrack to acquire complementary businesses and technology that can be leveraged for the benefit of our dealer and financing source customers, and ultimately our stockholders.”
DealerTrack will host a conference call to discuss its first quarter results and expectations for 2006 performance, the Global Fax transaction, and other matters on Tuesday, May 9, 2006, at 8:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. A replay will be available on the DealerTrack website until May 23, 2006. In addition, a live audio of the call will be accessible to the public by calling 800-500-0311 (domestic) or 719-457-2698 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins.

Non-GAAP Financial Measures
In this release, the Company’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), and amortization of acquired intangibles (net of taxes). EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and cash net income to GAAP net income, in Attachment 4 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack (NASDAQ: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. The company’s online credit application processing product automates and accelerates the automotive financing process, while its integrated subscription-based software enables dealers to receive consumer leads, compare financing and leasing options, sell insurance and other aftermarket products, document compliance, and execute financing contracts electronically. Over 21,000 dealers, with more than 85% of all franchised dealers; more than 225 financing sources, including nine captives and the 20 largest U.S. independents; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2006 performance, the development and expansion of DealerTrack’s products and services, the likelihood and benefits of the DealerWire and Global Fax acquisitions, the demand for DealerTrack’s products, DealerTrack’s organic growth, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in expanding its customer base and product and service offerings; ability to expand or retain the Global Fax customer base; ability to integrate Global Fax’s current operations and business; the impact of the automotive retail industry on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services, and other risks listed in the Company’s reports filed with the SEC, including DealerTrack’s 2005 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

(1)	Actual Results — Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net revenue(1)	$37,935	$23,271

Cost of revenue (2)	15,119	8,403
Product development	2,202	767
Selling, general and administration	15,969	10,485

Total operating costs and expenses	33,290	19,655
Income from operations	4,645	3,616
Interest income, net	891	13

Income before provision for income taxes	5,536	3,629
Provision for from income taxes	(2,100)	(1,560)

Net income	$3,436	$2,069

Basic net income per share applicable to common stockholders	$0.10	$0.08
Diluted net income per share applicable to common stockholders	$0.09	$0.04
Weighted average shares outstanding	35,268,289	513,771
Weighted average shares outstanding assuming dilution (a)	36,718,023	1,139,458

(1) Related party revenue	$9,252	$6,152
(2) Related party cost of revenue	$847	$782
EBITDA (Non-GAAP) (b)	$10,715	$6,627
EBITDA margin (Non-GAAP) (c)	28%	28%
Cash net income (Non-GAAP) (b)	$6,623	$3,430
Diluted cash net income per share (Non-GAAP) (a)	$0.18	$0.06

(a)	Diluted net income per share and diluted cash net income per share for first quarter of 2005 were each calculated in accordance with the two-class method under FASB Statement 128, and each calculation assumes 1.1 million weighted average diluted common shares outstanding for the quarter ended March 31, 2005.

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA as a percentage of revenue.

(2)	Condensed Consolidated Balance Sheet
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheet
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and short-term investments	$100,148	$103,264
Accounts receivable, net	18,705	19,279
Prepaid expenses and other current assets	4,626	4,812

Total current assets	123,479	127,355
Property, plant and equipment, net	5,862	4,885
Software and website development costs, net	10,704	8,769
Intangible assets, net	38,960	39,550
Goodwill	36,755	34,200
Other assets	7,127	5,856

Total assets	$222,887	$220,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$16,580	$22,140
Deferred revenue	4,128	3,267
Capital leases payable	275	387

Total current liabilities	20,983	25,794
Long-term liabilities	9,500	8,150

Total liabilities	30,483	33,944

Total stockholders’ equity	192,404	186,671

Total liabilities and stockholders’ equity	$222,887	$220,615

(3)	Summary Cash Flow Information
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005

Net cash provided by (used in) operating activities	$4,488	$(1,846)

Net cash used in investing activities (a)	$(67,812)	$(2,062)

Net cash provided by financing activities	$611	$840

(a)	For the three months ended March 31, 2006, net cash used in investing activities includes $59.6 million in net purchases of auction rate securities that are invested in tax-exempt and tax-advantaged securities.

(4)	Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005

GAAP net income	$3,436	$2,069

Interest income	(963)	(53)

Interest expense	72	40

Provision for income taxes	2,100	1,560

Depreciation and amortization	1,892	891

Amortization of acquired identifiable intangibles	4,178	2,120

EBITDA (Non-GAAP)	$10,715	$6,627

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005

GAAP net income	$3,436	$2,069

Non-cash stock-based compensation charges, net of taxes (a)	722	153

Amortization of acquired identifiable intangibles, net of taxes	2,465	1,208

Cash net income (Non-GAAP)	$6,623	$3,430

(a)	Includes charges related to employee stock options, employee stock purchases and restricted common stock.

(4)	Reconciliation Data (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income
to Forward-looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2006
	Expected Range

GAAP net income	$16	$17

Interest income	(2)	(2)

Interest expense	—	—

Provision for income taxes	11	12

Depreciation and amortization	7	7

Amortization of acquired identifiable intangibles	14	14

EBITDA (Non-GAAP)	$46	$48

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2006
	Expected Range

GAAP net income	$16	$17

Non-cash stock-based compensation charges, net of taxes	2	2

Amortization of acquired identifiable intangibles, net of taxes	8	8

Cash net income (Non-GAAP)	$26	$27

(5) Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	March 31,	December 31,	March 31,
	2006	2005	2005

Active dealers in the network as of end of period (a)	21,794	21,155	20,109

Active financing sources in the network as of end of period(b)	214	201	110

Transactions processed (c)	15,710,636	12,843,883	11,570,776

Product subscriptions as of end of period (d)	16,438	14,473	9,825

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating transaction in our network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in our network.

(c)	Represents revenue generating transactions processed in the DealerTrack and dealerAccess networks at the end of a given period.

(d)	Represents revenue generating subscriptions in the DealerTrack network at the end of a given period.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005

Transaction revenue (in thousands)	$24,540	$20,779	$23,171	$21,010	$17,677

Subscription revenue (in thousands)	$11,631	$10,800	$9,535	$7,074	$4,980

Other revenue (in thousands)	$1,764	$1,796	$1,673	$1,109	$614

Average transaction price (a)	$1.56	$1.62	$1.59	$1.56	$1.53

Average subscription price (b)	$251	$263	$262	$223	$189

(a)	Calculation includes revenue from ALG and NAT transactions that were not processed within the DealerTrack or dealerAccess networks.

(b)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack network.